Exhibit 10.6

CONSULTING AGREEMENT

CONSULTING AGREEMENT (the “Agreement”) dated as of February 19, 2015 by and between Spacetao LLC (the “Consultant”) and Orbital Tracking Corp. (the “Company”).

WHEREAS, the Company desires to engage Consultant as a consultant and in connection therewith to provide certain consulting services related to the Company’s business and Consultant is willing to be engaged by the Company as a consultant and to provide such services, on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the Company and Consultant agree as follows:

1.           Consulting.   The Company hereby retains Consultant, and Consultant hereby agrees to make itself available as a consultant to the Company, upon the terms and subject to the conditions contained herein.

2.           Duties of Consultant.

(a)           The Company hereby engages Consultant to perform the services listed on the attached Exhibit A (the "Services") during the Term (as defined below). Notwithstanding the foregoing, the Services shall not (unless the Consultant is appropriately licensed, registered or  there is an exemption available from such licensing or registration) include, directly or indirectly any activities which require the Consultant to register as a broker-dealer under the Securities Exchange Act of 1934.

(b)           The parties hereto acknowledge and agree that the Services to be provided are in the nature of advisory services only, and Consultant shall have no responsibility or obligation for execution of the Company’s business or any aspect thereof nor shall Consultant have any ability to obligate or bind the Company in any respect.  Consultant shall have control over the time, method and manner of performing the Services.

3.           Term.  Subject to the provisions for termination hereinafter provided, the term of this Agreement shall commence on the date hereof (the “Effective Date”) and shall continue through the six (6) month anniversary of the Effective Date (the “Term”).

4.           Compensation. In consideration of the Services to be rendered by Consultant hereunder, at the commencement of the Term the Company shall pay the Consultant $12,500, which shall be payable in shares of the Company’s common stock in the next “Qualified Financing” upon the same terms as provided to investors in the Qualified Financing (the “Shares”).   “Qualified Financing” shall mean one or more investments in the Company in which the Company receives aggregate gross proceeds of at least $100,000.

5.           Representations and Warranties of the Consultant.  This Agreement and the issuance of the Shares  hereunder is made by the Company in reliance upon the express representations and warranties of the Consultant, which by acceptance hereof the Consultant confirms that:

(a)
The Shares issued to the Consultant pursuant to this Agreement are being acquired by the Consultant for its own account, for investment purposes, and not with a view to, or for sale in connection with, any distribution of the Shares.

(b)
The Shares must be held by the Consultant indefinitely unless they are  registered under the Securities Act of 1933, as amended (the “Securities Act”) and any applicable state securities laws, or an exemption from such registration is available. The Company is under no obligation to register the Shares or to make available any such exemption.

(c)
Consultant further represents that Consultant has had access to the financial statements or books and records of the Company, has had the opportunity to ask questions of the Company concerning its business, operations and financial condition and to obtain additional information reasonably necessary to verify the accuracy of such information.

(d)
Unless and until the Shares are registered under the Securities Act, all certificates representing the Shares and any certificates subsequently issued in substitution therefore and any certificate for any securities issued pursuant to any stock split, share reclassification, stock dividend or other similar capital event shall bear legends in substantially the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED OR OTHERWISE QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE 'SECURITIES ACT') OR UNDER THE APPLICABLE OR SECURITIES LAWS OF ANY STATE. NEITHER THESE SECURITIES NOR ANY INTEREST THEREIN MAY BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE SECURITIES LAWS OF ANY STATE, UNLESS PURSUANT TO EXEMPTIONS THEREFROM.

(e)	The Consultant is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

6.           Expenses.  Consultant shall be entitled to prompt reimbursement by the Company for all reasonable ordinary and necessary travel, entertainment, and other expenses incurred by Consultant during the term of this Agreement, including any renewal or extension terms (in accordance with the policies and procedures established by the Company) in the performance of its duties and responsibilities under this Agreement; provided, that Consultant shall properly account for such expenses in accordance with Company policies and procedures.  In addition, Consultant shall be entitled to reimbursement of legal fees incurred by Consultant in connection with negotiation or enforcement of this Agreement and related to any matter arising under this Agreement or the performance of Consultant’s services.

7.           Termination.   This Agreement may be terminated by either party upon giving written notice to the other party if the other party is in default hereunder and such default is not cured within thirty (30) days’ of receipt of written notice of such default (an “Early Termination”).

8.           Confidential Information.   Consultant recognizes and acknowledges that by reason of Consultant’s retention by and service to the Company before, during and, if applicable, after the Term, Consultant will have access to certain confidential and proprietary information relating to the Company’s business, which may include, but is not limited to, trade secrets, trade “know-how,” product development techniques and plans, formulas, customer lists and addresses,  financing services, funding programs, cost and pricing information, marketing and sales techniques, strategy and programs, computer programs and software and financial information (collectively referred to as “Confidential Information”).  Consultant acknowledges that such Confidential Information is a valuable and unique asset of the Company and Consultant covenants that it will not, unless expressly authorized in writing by the Company, at any time during the Term (or any renewal Term) use any Confidential Information or divulge or disclose any Confidential Information to any person or entity except in connection with the performance of Consultant’s duties for the Company and in a manner consistent with the Company’s policies regarding Confidential Information.  Consultant also covenants that at any time after the termination of this Agreement, directly or indirectly, it will not use any Confidential Information or divulge or disclose any Confidential Information to any person or entity, unless such information is in the public domain through no fault of Consultant or except when required to do so by a court of law, by any governmental agency having supervisory authority over the business of the Company or by any administrative or legislative body (including a committee thereof) with jurisdiction to order Consultant to divulge, disclose or make accessible such information.  All written Confidential Information (including, without limitation, in any computer or other electronic format) which comes into Consultant’s possession during the Term (or any renewal Term) shall remain the property of the Company.  Except as required in the performance of Consultant’s duties for the Company, or unless expressly authorized in writing by the Company, Consultant shall not remove any Confidential Information from the Company’s premises, except in connection with the performance of Consultant’s duties for the Company and in a manner consistent with the Company’s policies regarding Confidential Information.  Upon termination of this Agreement, the Consultant agrees to return immediately to the Company all written Confidential Information (including, without limitation, in any computer or other electronic format) in Consultant’s possession.

9.           Independent Contractor.  It is understood and agreed that this Agreement does not create any relationship of association, partnership or joint venture between the parties, nor constitute either party as the agent or legal representative of the other for any purpose whatsoever; and the relationship of Consultant to the Company for all purposes shall be one of independent contractor.  Neither party shall have any right or authority to create any obligation or responsibility, express or implied, on behalf or in the name of the other, or to bind the other in any manner whatsoever.

10.           Reserved.

11.           Legal Representation.  Each party hereto waives any conflicts of interest and other allegations that it has not been represented by its own counsel.

12.           Disclosure.  Company acknowledges that Consultant and its affiliates may have and may continue to have advisory and other relationships with parties other than Company, including with parties in the same or similar industries as Company, and with Company’s actual or potential competitors, resellers, value added resellers and suppliers and that Consultant may have and may continue to have ownership interests in such parties.  In addition, as a result of such relationships or otherwise, Consultant may acquire information of interest to Company.  Consultant shall have no obligation to disclose such information to Company.

13.           Waiver of Breach.  The waiver by any party hereto of a breach of any provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach.

14.           Binding Effect; Benefits.  The Consultant may not assign its rights hereunder without the prior written consent of the Company, and any such attempted assignment without such consent shall be null and void and without effect.  This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors, permitted assigns, heirs and legal representatives.

15.           Notices.  All notices and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) one (1) business day after being mailed with a nationally recognized overnight courier service, or (c) three (3) business days after being mailed by registered or certified first class mail, postage prepaid, return receipt requested, to the parties hereto.

16.           Entire Agreement; Amendments.  This Agreement contains the entire agreement and supersedes all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof.  This Agreement may not be changed orally, but only by an agreement in writing signed by the party against whom any waiver, change, amendment, modification or discharge is sought.

17.           Severability.  The invalidity of all or any part of any provision of this Agreement shall not render invalid the remainder of this Agreement or the remainder of such provision.  If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

18.           Governing Law; Consent to Jurisdiction.  This Agreement, the construction, interpretation, and enforcement hereof, and the rights of the parties hereto with respect to all matters arising hereunder shall be governed by and construed in accordance with the law of the State of New York without giving effect to the principles of conflicts of law thereof.  Each of the parties hereto each hereby submits for the sole purpose of this Agreement and any controversy arising hereunder to the exclusive jurisdiction of the state courts in the State of New York.

19.           Headings.  The headings herein are inserted only as a matter of convenience and reference, and in no way define, limit or describe the scope of this Agreement or the intent of the provisions thereof.

20.           Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.  Signatures evidenced by facsimile transmission will be accepted as original signatures.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

ORBITAL TRACKING CORP.

By: /s/ David Rector
Name: David Rector
Title: Chief Executive Officer

SPACETAO LLC

By: /s/ Stefano Sensi-Davenport
Name: Stefano Sensi-Davenport
Title: Managing Partner

Exhibit A

Services

Design a dual-mode tracker; Provide advice and support for the Company, including but not limited to the provision of other satellite tracking hardware and related services, sales and lead generation.